UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported) January 29,
2001

             The Cyber Group Network Corporation
     (Exact name of Registrant as specified in charter)


          Nevada                000-28153        88-0407473
(State or other jurisdiction   (Commission   (I.R.S. Employer
     of incorporation)         File Number)   Identification)


720 E. Carnegie Drive, Suite 200, San Bernardino, CA   90408
 (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (909)890-9769



ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     On January 29, 2001, Anthony K. Miller tendered his resignation from the Board of Directors, to be effective upon the occurrence of certain events. These events include the exercise of all options to purchase stock by Anthony K. Miller, the removal of his name from all office leases in the name of the Company, the removal of his name from all Company bank accounts, the payment of $5,000 to Mr. Miller for services as an officer and director, the issuance of a letter of indemnification for Mr. Miller and parties related to Mr. Miller from the Company for all past and future activities conducted on behalf of the Company, and the completion of all conversions of the outstanding debentures to common stock of the Company. Mr. Miller did not give any reason for his resignation in his letter, nor did he indicate any disagreements with the Company on any matter relating to the Company's operations, policies or practices.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 15, 2001

                         THE CYBER GROUP NETWORK CORPORATION


                         By: /s/ Nisha Kapoor
			       _________________________________
                         Nisha Kapoor, President